                                                                    EXHIBIT 99.2

                                                      ADOPTED:            , 2005
                                                              ------------

                             AUDIT COMMITTEE CHARTER

                                       OF

                           COURTSIDE ACQUISITION CORP.

PURPOSE

The Audit Committee is appointed by the Board of Directors ("Board") of
Courtside Acquisition Corp. ("Company") to assist the Board in monitoring (1)
the integrity of the annual, quarterly and other financial statements of the
Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditor and (4) the compliance by the
Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the
Securities and Exchange Commission ("Commission") to be included in the
Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The Audit Committee shall meet the "Independent Directors and
Audit Committee" requirements of the American Stock Exchange and the independence and experience requirements of Section 10A(m)(3) of the Securities
Exchange Act of 1934 ("Exchange Act") and the rules and regulations of the
Commission.

The members of the Audit Committee shall be appointed by the Board. Audit
Committee members may be replaced by the Board. There shall be a Chairman of the
Audit Committee which shall also be appointed by the Board. The Chairman of the
Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. He shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Audit Committee or the Board of
Directors.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit
Committee may request any officer or employee of the

Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The
Audit Committee may form and delegate authority to subcommittees of the Audit
Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The
Company shall provide for appropriate funding, as determined by the Audit
Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee's own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters
------------------------------------------

1.   Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2.   Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

3.   Review and discuss with management and the independent auditor the
     Company's quarterly financial statements prior to the filing of its Form
     10-Q, including the results of the independent auditor's review of the quarterly financial statements.

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4.   Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

     (a)  any significant changes in the Company's selection or application of accounting principles;

     (b)  the Company's critical accounting policies and practices;

     (c)  all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

     (d)  any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies; and

     (e)  any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.   Discuss with management the Company's earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.   Discuss with management and the independent auditor the effect on the
     Company's financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.   Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.   Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.   Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the
     Company's internal control over financial reporting.

Oversight of the Company's Relationship with the Independent Auditor
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10.  At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor.
     The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.  Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.  Oversee the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the
     Company.

13.  Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities
-------------------------------------

14.  Obtain assurance from the independent auditor that Section 10A(b) of the
     Exchange Act has not been implicated.

15.  Review and approve all related-party transactions.

16.  Inquire and discuss with management the Company's compliance with applicable laws and regulations and with the Company's Code of Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17.  Establish procedures (which may be incorporated in the Company's Code of
     Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company's financial statements or accounting policies.

18.  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

19.  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

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LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this
Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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